UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2015 (August 11, 2015)

The Mint Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 11, 2015, the Board of Directors of The Mint Leasing, Inc. (the “Company”, “we” or “us”), consisting solely of Jerry Parish, our Chief Executive Officer, appointed Todd Bartlett as Chief Financial Officer (principal financial/accounting officer) of the Company.  Mr. Bartlett’s biographical information has been provided below.

Todd Bartlett, CPA, MBA

Todd Bartlett (age 50) has more than 25 years of business experience with over 18 years’ experience as a director/officer. Mr. Bartlett has an outstanding record in strategic/business planning, cost reduction, internal controls and Securities and Exchange Commission compliance. He has a strong background in mergers/acquisitions, corporate turn-around, auditing, fraud investigation and bankruptcy. Mr. Bartlett received his Bachelor of Arts in economics from the University of Michigan, his Masters of Business Administration in Finance from the University of Detroit, is a Certified Public Accountant (CPA), licensed in the state of Michigan and is a member of the American Institute of CPAs (AICPA).

Since June 2012, Mr. Bartlett has [been employed] by Navigator Corporate Advisors, LLC located in West Bloomfield, Michigan, where he provides chief financial officer consulting services to various companies.  From January 2011 to June 2012, Mr. Bartlett served as the Chief Financial Officer of Rex Materials Group, Inc., a privately held manufacturer of heat containment products.  From October 2007 to July 2010, Mr. Bartlett served as the Chief Financial Officer of Viridian Systems, LLC (the successor to W.P. Hickman Systems, which he served as the Chief Financial Officer and Director of) located in Tallmadge, Ohio, a privately held manufacturer of commercial roofing materials.  From 2004 to 2007, Mr. Bartlett served as Senior Commercial Auditor of Robert Bosch Corp. located in Farmington Hills, Michigan.  Prior to 2004, he served as Chief Financial Officer, Controller and consultant to various other companies in varying fields.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: August 11, 2015	By: /s/ Jerry Parish
Jerry Parish President & CEO